Exhibit 99.2

BioD, LLC and Subsidiaries

Consolidated Financial Statements

Fiscal Years Ended December 31, 2015 and 2014

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S.

member of BDO International Limited, a UK company limited by guarantee.

BioD, LLC and Subsidiaries

Consolidated Financial Statements

Fiscal Years Ended December 31, 2015 and 2014

BioD, LLC and Subsidiaries

Contents

Independent Auditor’s Report	3-4

Consolidated Financial Statements

Balance Sheets	6

Statements of Operations and Changes in Members’ Equity	7

Statements of Cash Flows	8

Notes to Consolidated Financial Statements	9-19

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Tel: 901-680-7600	6075 Poplar Ave, Suite 630
Fax: 901-680-7601	Memphis, TN 38119
www.bdo.com

Independent Auditor’s Report

Board of Directors

BioD, LLC and Subsidiaries

Memphis, Tennessee

We have audited the accompanying consolidated financial statements of BioD, LLC and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations and changes in members’ equity, and cash flows for the fiscal years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

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Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BioD, LLC and Subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the fiscal years then ended in accordance with accounting principles generally accepted in the United States of America.

June 20, 2016

4

Consolidated Financial Statements

5

BioD, LLC and Subsidiaries

Consolidated Balance Sheets

December 31,	2015	2014

Assets
Current assets
Cash and cash equivalents	$1,353,496	$344,206
Accounts receivable, less allowance for doubtful accounts of approximately $520,000 and $167,000, respectively	4,914,802	2,309,253
Inventories	498,841	480,510
Prepaid expenses and other current assets	95,981	162,843

Total current assets	6,863,120	3,296,812

Property and equipment, net	348,863	510,432
Intangible assets, net	2,399,446	1,190,716

Total assets	$9,611,429	$4,997,960

Liabilities and Members’ Equity

Current liabilities
Accounts payable	$1,197,624	$714,510
Accrued expenses	545,495	88,773
Deferred rent	11,655	65,079
Current maturities of long-term debt	1,329,884	236,739

Total current liabilities	3,084,658	1,105,101
Long-term debt, less current maturities (Note 6)	-	-

Total liabilities	3,084,658	1,105,101
Commitments and contingencies (Note 9)
Members’ equity	6,526,771	3,892,859

Total liabilities and members’ equity	$9,611,429	$4,997,960

See accompanying notes to consolidated financial statements.

6

BioD, LLC and Subsidiaries

Consolidated Statements of Operations and Changes in Members’ Equity

Fiscal year ended December 31,	2015	2014

Net sales	$18,633,193	$11,477,979
Cost of sales	2,385,487	1,225,281

Gross profit	16,247,706	10,252,698

Operating expenses
Selling, general and administrative expenses	13,853,769	9,452,242
Income from operations	2,393,937	800,456
Other income (expense), net
Licensing fees and royalties	532,602	1,353,812
Interest expense	(12,585)	(21,055)
	520,017	1,332,757
Net income	2,913,954	2,133,213
Members’ equity, beginning of year	3,892,859	2,655,542
Distributions	(280,042)	(895,896)
Members’ equity, end of year	$6,526,771	$3,892,859

See accompanying notes to consolidated financial statements.

7

BioD, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Fiscal year ended December 31,	2015	2014

Cash flows from operating activities
Net income	$2,913,954	$2,133,213
Adjustments to reconcile net income to cash provided by operating activities:
Bad debt	443,701	507,744
Depreciation and amortization	264,893	203,096
Loss on sale of equipment	-	1,233
Deferred rent	(53,424)	(21,132)
Change in assets and liabilities:
Accounts receivable	(3,049,250)	(553,652)
Inventories	(18,331)	(329,717)
Prepaid expenses and other current assets	66,862	836
Accounts payable and accrued expenses	939,836	109,925
Net cash provided by operating activities	1,508,241	2,051,546
Cash flows from investing activities
Purchases of property and equipment	(7,505)	(43,632)
Licensing fee	-	(75,000)
Patent and trademark costs	(1,304,549)	(676,173)
Net cash used in investing activities	(1,312,054)	(794,805)
Cash flows from financing activities
Proceeds from line of credit	1,329,884	-
Principal payments on long-term debt	(236,739)	(258,261)
Member distributions	(280,042)	(895,596)
Net cash provided by (used in) financing activities	813,103	(1,153,857)
Net change in cash and cash equivalents	1,009,290	102,884
Cash and cash equivalents, beginning of year	344,206	241,322
Cash and cash equivalents, end of year	$1,353,496	$344,206
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$12,585	$21,055

See accompanying notes to consolidated financial statements.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.	Nature of Business

BioD, LLC and Subsidiaries ("BioD" or the "Company") is a vertically integrated biotechnology company engaged in the development and commercialization of novel biologic products derived from the placental tissues. The Company recovers, preserves, processes and distributes products for use primarily in the orthopedic, ophthalmic, sports medicine and wound care markets.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company sells its products primarily through a combination of direct sales force, independent stocking distributors and third-party representatives. The Company recognizes revenue when title to the goods and risk of loss transfers to customers, provided there are no material remaining performance obligations of the Company or any matters of customer acceptance. In cases where the Company utilizes distributors or ships products directly to the end user, it recognizes revenue according to the shipping terms of the agreement provided all revenue recognition criteria have been met. A portion of the Company’s revenue is generated from inventory maintained at hospitals. In these cases, revenue is recognized at the time the product has been used. The Company records estimated sales returns, discounts and allowances as a reduction of net sales in the same period revenue was recognized.

The Company earns royalty revenue from licensing the right to sell patented BioD products under licensing agreements. The licensing agreements provide for the payment to the Company of agreement execution fees and percentage royalties based on various levels of sales of eligible licensed products as defined in the license agreements. The Company recognizes license fee revenue at the date the agreement is executed and royalty revenue at the amount calculated based on qualified net sales unless there is significant uncertainty concerning the collectability of such revenue, in which case, royalty revenue is recognized when received.

Patent Cost

The Company incurs certain legal and related costs in connection with patent applications and defense of patents for tissue based products and processes. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that the economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. The Company capitalized $1,313,868 and $636,749 during 2015 and 2014, respectively.

Principles of Consolidation

The accompanying financial statements include the accounts of BioD, LLC, a limited liability company, and its wholly-owned subsidiaries, BioRecovery, LLC, BioDlogics, LLC, and Reorganized Stromer/Southwest Medical Orthopedics, LLC. All significant intercompany balances and transactions have been eliminated.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 820-35-36, Fair Value Measurements (“ASC 820”) which defines fair value, establishes a consistent framework for measuring fair value, and expands disclosures for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. Valuation techniques are the market, cost or income approach.

As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows: Level 1 – quoted prices for identical assets or liabilities in active markets, Level 2 – quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and model-based valuations in which significant inputs are corroborated by observable market data, and Level 3 – valuation techniques in which significant inputs are unobservable.

The carrying value of the Company’s financial instruments, consisting of accounts receivable, and accounts payable and revolving loan facility approximate their respective fair value due to the short-term nature of the accounts.

Shipping and Handling Fees and Costs

All amounts billed to a customer in a sales transaction related to shipping and handling represent revenues earned and are reported as net sales, and the costs incurred by the Company for shipping and handling are reported in cost of sales.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less to be cash and cash equivalents. The Company’s cash deposits are in financial institutions located in Tennessee and may at times exceed federally insured amounts.

Accounts Receivable

Management monitors outstanding accounts receivable and writes off to expense any balances that are determined to be uncollectible. The allowance for doubtful accounts is adjusted annually based upon a review of outstanding receivables. The allowance for doubtful accounts was $520,000, and $167,000 as of December 31, 2015 and 2014, respectively.

Inventories

Inventories are valued at the lower of cost or market, using the first-in, first-out (FIFO) method. Inventory is tracked through Raw Material, WIP and Finished Good stages. No cost is associated with raw materials as it consists of donated human tissue. Historical yields and capacities are used to apply overhead absorption. Expired inventory is used for samples and educational purposes. Any remaining expired inventory is written off.

Property, Equipment and Depreciation

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives which range from 3 to 10 years. Leasehold improvements are depreciated over the lesser of the life of the lease or the estimated useful life of the asset which range from 3 to 4 years. The Company leases two facilities. Rent expense, net of rent abatements, are expensed on a straight-line basis over the life of the lease.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Impairment of Long-Lived Assets

The Company accounts for impairments of long-lived assets in accordance with the provisions of ASC 360-10-15, Impairment or Disposal of Long-Lived Assets. This requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Impairment of Intangible Assets with Finite Lives

The Company monitors intangible assets with finite lives for impairment based upon events or changes that may impair the value of the assets. If an event or change were to occur that would impair the value of the assets, the Company would employ a two-step impairment test to determine the resulting impairment loss. Management believes that no event or change has occurred requiring such evaluation.

Research and Development Costs

Research and development costs are recognized as incurred and include internal and external costs of product development. Research and development costs are included in selling, general and administrative expenses on the consolidated statements of operations and changes in member’s equity.

Income Taxes

The Company files its income tax returns as a partnership for federal and state income tax purposes, and the income or loss is included in the income tax returns of the individual members. Accordingly, no provision for federal income taxes is included in these financial statements.

The Company's partnership tax returns are generally no longer subject to federal or state income tax examinations for tax years prior to the year ended December 31, 2011. Management believes that for all years still subject to audit by the relevant taxing authorities, no material uncertain tax positions should be recognized in the balance sheet.

ASC 740-10-25, Income Taxes - Uncertain Tax Positions, prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance states that a tax benefit from an uncertain position may be recognized if it is “more likely than not” that the position is sustainable, based on its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information.

The Company determined there to be no potential interest and penalties to be accrued related to unrecognized tax benefits as of December 31, 2015 and 2014.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported consolidated statements of operations for the reporting period. Actual results could differ from management estimates.

3.	Inventories

Inventories consist of the following items as of December 31, 2015 and 2014:

	2015	2014

Raw materials	$-	$-
Work in process	168,956	181,760
Finished goods	329,885	298,750

Total	$498,841	$480,510

4.	Property and Equipment

Property and equipment consist of the following at December 31, 2015 and 2014:

	2015	2014

Leasehold improvements	$187,908	$187,908
Equipment and software	552,699	545,194
Furniture and fixtures	275,006	275,006

	1,015,613	1,008,108

Less: accumulated depreciation	(666,750)	(497,676)

Total	$348,863	$510,432

Depreciation expense for the years ended December 31, 2015 and 2014, totaled $169,074 and $164,541, respectively.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

5.	Intangible Assets

Intangible assets consist of the following December 31, 2015 and 2014:

	2015	2014

Patents in process and trade secrets	$2,383,553	$1,069,685
Trademarks	50,528	59,847
Licensing agreements	75,000	75,000

	2,509,081	1,204,532

Less: accumulated amortization	(109,635)	(13,816)

Total	$2,399,446	$1,190,716

Amortization expense for the years ended December 31, 2015 and 2014 was $95,819 and $38,555, respetively. Estimated amortization expense for the five years subsequent to December 31, 2015, are as follows:

Years ending December 31,

2016	$136,793
2017	119,030
2018	119,030
2019	119,030
2020	119,030
and thereafter	1,417,703

Total	$2,030,616

6.	Notes Payable

On November 28, 2012, the Company received a $500,000 revolving line of credit from Bank of America. On December 28, 2013, the line of credit was converted to a term note, with an interest rate equal to LIBOR plus four percentage points, 4.158% at funding, and a term of 23 months with payments set at $21,521 per month plus interest.

The note had an outstanding balance on December 31, 2014 of $236,739 and was paid in full by December 31, 2015.

On November 19, 2015, the Company entered into a $3,000,000 revolving loan facility. The loan matures on November 19, 2018 at which time any outstanding balance is due. Borrowings against the revolving facility are collateralized by the Company’s business assets as defined in the agreement consisting primarily of the Company’s operating assets. Interest rates vary between prime plus 1% to prime plus 4%, and is paid monthly. At December 31, 2015, the note bare interest at a rate of 4.25% and had an outstanding balance of $1,329,884.

The revolving loan facility is considered short term based on its terms, the material adverse effect language included within the revolving loan agreement and the provision, under certain circumstances, for the use of a lockbox which would require the use of working capital to reduce the debt outstanding. The Company’s revolving loan facility has certain financial covenants and as of December 31, 2015, the Company was in compliance with all financial covenants.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

7.	Licensing and Distributor Agreements

Derma Sciences

On January 14, 2014, the Company granted an exclusive, perpetual, royalty-bearing license to Derma Sciences for the sale and marketing of placental based products in the field of advanced wound care in North America.

The Company received an initial license fee due at the time of execution of the agreement and with no future performance events, in the amount of $1,250,000 and warrants to purchase 100,000 shares of Derma Sciences stock at a price of $11.81 per share. One quarter of the warrants were immediately vested, with the remaining warrants exercisable over a period of five years, based upon the achievement of certain sales milestones. As of December 31, 2015, none of the sales milestones were met, nor considered probable of being met, and three quarters of the warrants remain unvested. The Company determined that the value of the warrants is immaterial and they were not recorded. The Company also receives royalties on net sales of Company products by Derma Sciences. Royalty rates range from 6-12% and are based on sales ranges. The Compay recorganized revenue of $271,563 and $1,353,812 for this agreement during the years ended December 31, 2015 and 2014, respectively.

The licensing agreement may be terminated by: (i) mutual agreement; (ii) by the Company if Derma Sciences challenges certain Company patents or trade secrets; (iii) by the Company if Derma Sciences fails to meet yearly minimum net sales requirements and fails to pay the royalty that would have been due if the minimum sales target had been reached; or (iv) either party in the event of material breach or certain events of bankruptcy.

VioBet

On January 13, 2015, the Company entered into a revised Distribution Agreement with VioBet, LLC for the sales and marketing of placental based products.

The Company received an initial fee due at the time of execution of the agreement and with no future performance events, in the amount of $200,000. The Company also receives royalties on net sales of the Company products by VioBet. Royalty rates range from 8-15% and are based on sales ranges. The Company recognized revenue of $206,789 for this agreement during the year ended December 31, 2015.

The distribution agreement continues in perpetuity unless terminated by: (i) mutual agreement; (ii) by the Company if VioBet challenges certain Company patents or trade secrets; (iii) by the Company if VioBet fails to meet yearly minimum net sales requirements; (iv) by the Company if VioBet fails to make timely maintenance payments or royalty payments; or (v) either party in the event of material breach or certain events of bankruptcy.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

8.	Related Party Transactions

Company transactions with related parties for the years ended December 31, 2015 and 2014 are reflected below:

	2015	2014

Transfer price tissue distribution (a)	$77,066	$65,204
Commission based tissue distribution (b)	369,463	52,547
Processing supplies (c)	-	41,330
Cadaveric tissue (d)	-	39,668
Cadaveric tissue (e)	268,004	128,000
Airplane lease (f)	76,643	-

Total	$791,176	$326,749

(a)	Purchase of product by company owned by the CEO and is recorded in net sales.
(b)	Commission payments for distribution of product by company owned by the Chairman of the Board and is recorded in selling, general, and administrative expenses.
(c)	Purchase of processing supplies from company owned by the CEO and is recorded in cost of goods sold.
(d)	Purchase of product from company owned by the Chairman of the Board and a board member and is recorded in cost of goods sold.
(e)	Purchase of product from company owned by the Chairman of the Board, a board member, and an SVP and is recorded in cost of goods sold.
(f)	Lease of an airplane from two members, one of which is a board member and is recorded in selling, general,| and administrative expenses.

As of December 31, 2015 and 2014, the Company owed related parties $28,999 and $38,510, respectively. As of December 31, 2015 and 2014, the Company had receivable balances due from related parties in the amounts of $102,270 and $85,204, respectively.

9.	Commitments and Contingencies

Contractual Arrangements

The Company is party to operating leases for facility space and equipment. The leases expire over a period of four years. The Company anticipates renewal or replacement of leases upon expiration. The Company has also pledged $1,000,000 to the University of Florida, which is payable in $100,000 installments over a period of ten years, beginning in 2015. In exchange for the donation, the Company is receiving commensurate value via sole rights to intellectual property, naming rights, marketing and a committee seat. This contribution is considered an exchange transaction where the related expense will be recorded over the term of the agreement. The Company recognized $100,000 of expense under this pledge agreement for the year ended December 31, 2015.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The estimated annual payments for the commitments described above for the years ending December 31 are as follows:

2016	$177,594
2017	179,398
2018	100,000
2019	100,000
2020	100,000
Thereafter	400,000

Total	$1,056,992

Rent expense for the years ended December 31, 2015 and 2014 was $171,257 and $175,609, respectively and is allocated to cost of sales and selling, general and administrative expenses.

Litigation

Stromer/Southwest Medical & Orthopedics, LLC

On May 16, 2013, the Company filed an arbitration demand with the American Arbitration Association against Stromer/Southwest Medical & Orthopedics, LLC (“SSMO”) for breach of contract. SSMO, a former distributor of the Company, owed the Company $1,567,250, exclusive of interest, fees and costs, for product supplied by the Company during the years end December 31, 2013 and 2012.

Binding arbitration was set to commence on November 11, 2013. On October 28, 2013, SSMO filed Chapter 11 proceedings in the United States Bankruptcy Court in Arizona. On January 7, 2014, the Court granted the Company’s Stay Relief Motion allowing the Company to proceed with the arbitration proceeding. On March 25, 2014, the Company was granted an arbitration award totaling $2,063,351, which was confirmed in the Arizona state courts on May 28, 2015.

SSMO identified approximately $950,000 in accounts receivable in its bankruptcy filing, largely due from two sub-distributors, Applied Biologics and Surgilogix. The Company filed a creditor’s Chapter 11 Plan to take control of SSMO. The two aforementioned sub-distributors filed Proofs of Claim against SSMO for full credit for the return of unused product entitling each to vote to reject the Company’s plan for reorganization.

A Chapter 11 Trustee was appointed during February 2015, and in March 2015 the Bankruptcy Court allowed the Company to proceed toward confirmation of an Amended Chapter 11 Plan. The Amended Chapter 11 Plan was confirmed on July 28, 2015. The Company formed SSMO BD, a holding company, to acquire SSMO in bankruptcy and is included in the consolidated financials. The Company filed motions for summary judgment against the two sub-distributor’s proofs of claim, which were granted. See Applied Biologics and Surgilogix below for terms of settlement. Stromer/Southwest Medical & Orthopedics, LLC was included in the global settlement for Amnio Technology, LLC, Terrell Suddarth, Pinnacle Transplant Technologies, LLC and Bruce Werber, DPM described below.

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BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Amnio Technology, LLC, Terrell Suddarth, Pinnacle Transplant Technologies, LLC and Bruce Werber, DPM

On August 16, 2013, the Company filed a lawsuit in the United States District Court for the District of Arizona against Amnio Technology et. al. for multiple causes of action, including, misappropriation of trade secrets and confidential information, Lanham Act violations, copyright infringement and breach of contract. The case centered around Terrell Suddarth, a former Company employee, who breached multiple Company confidentiality agreements to launch a competing line of products.

On May 4, 2016, BioD, LLC, BioDlogics, LLC, Stromer/Southwest Medical & Orthopedics LLC and SSMO BO, LLC (collectively, “BioD”) executed a final settlement agreement to resolve multiple disputes:

•	BioD, LLC; and BioDlogics, LLC v. Amnio Technology, LLC; Terrell Suddarth; and Pinnacle Transplant Technologies, LLC (“Trade Secrets Litigation”);

•	Amnio Technology, LLC v. BioDlogics, LLC (“Patent Litigation”); and

•	BioDlogics, LLC v. Stromer/Southwest Medical & Orthopedics, LLC (“Bankruptcy Case”).

Under the terms of the settlement agreement, Amnio Technology, LLC will pay BioD a total of $320,000 in monthly installments of $8,889 for 36 consecutive months. Additionally, Terrell Suddarth surrendered all of his BioD Class C Units, totaling 1.3 units.

Applied Biologics

Applied Biologics (“Applied”), a sub-distributor of Stromer/Southwest Medical & Orthopedics, LLC (“SSMO”), was an original defendant in the Trade Secrets Litigation and later the respondent in an arbitration proceeding with BioD. Additionally, Applied owed SSMO approximately $399,000 based on an account receivable, which BioD was pursuing in a collection action as Reorganized SSMO. Reorganized SSMO is the entity SSMO after coming out of bankruptcy and been reorganized by the courts. On April 12, 2016, BioD, LLC, BioDlogics, LLC, and Reorganized Stromer/Southwest Medical & Orthopedics LLC (collectively, “BioD”) executed a final settlement agreement with Applied whereby BioD dismissed the collection action and arbitration proceeding in exchange for Applied’s payment of $50,000.

Surgilogix

Surgilogix LLC (“Surgilogix”), a sub-distributor of SSMO, owed SSMO approximately $450,000 based on an account receivable, which BioD was pursuing in a collection action as Reorganized SSMO. On May 26, 2016, BioD, LLC, BioDlogics, LLC, and Reorganized Stromer/Southwest Medical & Orthopedics LLC (collectively, “BioD”) executed a final settlement agreement with Surgilogix whereby BioD dismissed the collection action in exchange for Surgilogix’s payment of $100,000 ($40,000 paid on the effective date, and $60,000 payable in 36 equal monthly installments).

17

BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Untitled Letter

On June 22, 2015, the FDA issued an Untitled Letter alleging that the Company’s morselized amniotic membrane based products do not meet the criteria for regulation solely under Section 361 of the Public Health Service Act and that, as a result, BioD, LLC would need a biologics license to lawfully market those micronized products. Since the issuance of the Untitled Letter, the Company has been in discussions with the FDA to communicate its disagreement with the FDA’s assertion that certain products are more than minimally manipulated. To date, the FDA has not changed its position that certain of the Company’s products are not eligible for marketing solely under Section 361 of the Public Health Service Act, but discussions are continuing. The Company continues to market these products but has also submitted Request for Designation to determine if the morselized products should be qualified as medical devices or biologic through the Biologics License Application process. Revenues for these products were approximately 55% and 61% of net revenues for 2015 and 2014, respectively.

10.	Members’ Equity

There are three classes of member interest at December 31, 2015 and 2014, as follows:

Fiscal year ended	2015	2014

Class

A – Founder units	$3,381,947	$1,746,463
B – Investor units	2,084,559	1,744,317
C – Profits interest units	1,122,112	476,295

	$6,588,618	$3,967,075

The capital structure of the Company consists of three classes of membership: Class A Units, Class B Units and Class C Units. Class A and B unit holders are entitled to all profit and distribution allocations until any deficit account balances are restored. Subsequently, all unit holders share in profits and distributions equally according to their respective sharing ratios. Class C Units have no voting rights except under certain conditions as defined. Class C Units are intended to qualify as “profits interests” defined in IRS Revenue Procedures 93-27 and 2001-43. Class C Units vest over three years with no performance based criteria. Upon termination of employment, the unvested units shall be forfeited and the Company has the right to repurchase the vested units at fair market value. The Class C Units triggers stock-based compensation for accounting purposes and such amounts have been immaterial.

11.	Concentrations of Credit Risk

Excess Cash Balances

Occasionally, cash balances held at financial institutions exceed federally insured limits. The Company places its temporary cash investments with high-credit, quality financial institutions and limits the amount of credit exposure with any one financial institution. The Company believes no significant concentration of credit risk exists with respect to these cash investments.

18

BioD, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Major Customers

A major customer existed during 2014 and accounted for 14% of revenue. No major customers existed during 2015.

12.	Subsequent Events

Management has evaluated events and transactions that have occurred through June 20, 2016, which is the date that the consolidated financial statements were available to be issued, for possible recognition or disclosure in the consolidated financial statements. No subsequent events have been recognized or disclosed except for the item below.

On May 24, 2016 the Company transferred its right to certain patent applications to the Chairman of the Board for $248,000, payable on or before December 31, 2016. Capitalized cost associated with the appreciation and inital prosecution of the intellectual property totaled approximately $205,000.

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